Exhibit 99.1

Contact:	Amy Agallar (414) 347-3706

Sensient Technologies Corporation
Reports Results for the Quarter Ended December 31, 2019

MILWAUKEE—February 14, 2020 — Sensient Technologies Corporation (NYSE: SXT) reported a loss per share of 40 cents in the fourth quarter of 2019 compared to diluted earnings per share of 78 cents in the fourth quarter of 2018. Revenue was $318.6 million in this year’s fourth quarter compared to $324.6 million in the comparable period last year. Operating loss was $14.5 million in the fourth quarter of 2019 compared to operating income of $45.3 million in last year’s fourth quarter. Foreign currency translation did not have a significant impact on revenue, operating income or earnings per share in the quarter.

The 2019 reported fourth quarter results include divestiture & other related costs, primarily non-cash impairment charges, which decreased net earnings $43.2 million ($1.02 per diluted share). The 2018 fourth quarter includes an adjustment to the provisional amount recorded in 2017 for the impact of the Tax Cuts and Jobs Act (2017 Tax Legislation), which decreased net earnings $0.4 million ($0.01 per diluted share). These adjustments are described in more detail under “Reconciliation of Non-GAAP Amounts” below.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2019 February 14, 2020	Page 2
BUSINESS REVIEW

Reported
Revenue	Quarter
Color	(1.6%)
Flavors & Fragrances	(3.7%)
Asia Pacific	(1.6%)
Total Revenue	(1.8%)

Local Currency (1)
Revenue	Quarter
Color	(0.6%)
Flavors & Fragrances	(3.3%)
Asia Pacific	(3.7%)
Total Revenue	(1.4%)

(1) Local currency percentage changes are described in more detail in the
“Reconciliation of Non-GAAP Amounts” below.

The reported results include the impact of foreign currency, which is described in more detail under “Reconciliation of Non-GAAP Amounts” below. In contrast, the non-GAAP amounts eliminate the impact of currency movements, depreciation and amortization, non-cash share-based compensation, divestiture & other related costs, and the adjustment to the provisional estimate related to the 2017 Tax Legislation and enhance the overall understanding of the Company’s performance when viewed together with the GAAP results.  Refer to “Reconciliation of Non-GAAP Amounts” below.

The Color Group reported revenue of $125.4 million in the quarter compared to $127.4 million in last year’s fourth quarter. Segment operating income was $19.7 million in the quarter compared to $21.9 million in last year’s comparable period. Foreign currency translation decreased revenue by approximately 1% and operating income by approximately 2% in the quarter. Continued growth in natural colors in the Food & Beverage Colors business and growth in the Pharmaceutical business was offset by lower volumes in inks and some industrial product lines. Color Group operating income was lower in the quarter primarily due to the lower segment sales and unfavorable product mix.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2019 February 14, 2020	Page 3
The Flavors & Fragrances Group reported fourth quarter revenue of $169.1 million compared to $175.5 million reported in the comparable period last year. Higher revenue in the finished flavors and extracts product lines was more than offset by lower revenue in certain flavor ingredient product lines. Segment operating income was $14.2 million in the fourth quarter compared to $22.3 million reported in the fourth quarter of 2018. The Group’s lower profit was primarily a result of the lower segment sales and production volumes, costs associated with certain customer bankruptcy charges, and higher raw material costs. Foreign currency translation did not have a significant effect on revenue or operating income in the quarter.

The Asia Pacific Group reported revenue of $30.6 million in the quarter compared to $31.1 million reported in the comparable prior year period. Segment operating income was $5.6 million in both periods. Foreign currency translation increased segment revenue by approximately 2% and increased operating income by approximately 6% in the quarter.

Corporate & Other reported operating costs of $53.9 million in the current quarter compared to $4.6 million in the fourth quarter of 2018. The higher costs are primarily due to divestiture & other costs of $45.9 million in the current period and the reduction in non-cash performance-based compensation expense in last year’s fourth quarter.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2019 February 14, 2020	Page 4
2020 OUTLOOK

Sensient expects 2020 diluted earnings per share to be between $1.85 and $2.15, which includes an estimate of 65 to 75 cents per share of divestiture & other related costs and the results of the operations to be divested. The divestiture & other related costs are primarily non-cash charges related to the anticipated divestitures. The Company expects adjusted diluted earnings per share(2), which excludes divestiture & other related costs and the results of the operations to be divested, to be between $2.60 and $2.80. The Company’s 2020 diluted earnings per share and adjusted earnings per share will be impacted by a higher tax rate and higher non-cash performance-based compensation.

In addition, the Company expects 2020 Adjusted EBITDA(2) to grow at a low to mid-single digit rate and Adjusted Operating Income(2) to be flat to down at a low-single digit rate, in each case on a local currency basis. Adjusted Operating Income will be impacted by higher non-cash performance-based compensation. The Company expects low to mid-single digit revenue growth in 2020 on a local currency basis, excluding the revenues of the product lines to be divested.

(2)
See “Reconciliation of Non-GAAP Amounts” below for more information. In addition to the adjustments described for 2019 results under “Reconciliation of Non-GAAP Amounts” below, our 2020 outlook on an adjusted basis provided above excludes the results of operations for the product lines we are planning to divest.  Because it is uncertain when these divestitures will be consummated, it is difficult to predict their impact to our full year results. We also believe that providing our outlook in this manner will be useful to investors as they assess the comparability of the performance in our remaining core businesses. For reference, the product lines identified to be divested represented approximately $140 million in 2019 annual revenue and approximately $2 million of 2019 annual operating income.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2019 February 14, 2020	Page 5
CONFERENCE CALL

The Company will host a conference call to discuss its 2019 fourth quarter financial results at 8:30 a.m. CST on Friday, February 14, 2020. To participate in the conference call, contact Chorus Call Inc. at (844) 492-3726 or (412) 317-1078 and ask to join the Sensient Technologies Corporation conference call. Alternatively, the call can be accessed by using the webcast link that is available on the Investor Information section of the Company’s web site at www.sensient.com.

A replay of the call will be available one hour after the end of the conference call through February 21, 2020, by calling (877) 344-7529 and referring to conference identification number 10136561. An audio replay and written transcript of the call will be posted on the Investor Information section of the Company’s web site at www.sensient.com on or after February 18, 2020.

This release contains statements that may constitute “forward-looking statements” within the meaning of Federal securities laws including under “2020 Outlook” above. Such forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors concerning the Company’s operations and business environment. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements and that could adversely affect the Company’s future financial performance include the following: the pace and nature of new product introductions by the Company and the Company’s customers; the Company’s ability to successfully implement its strategy to create sustainable, long-term shareholder value; the Company’s ability to successfully implement its growth strategies; the outcome of the Company’s various productivity-improvement and cost-reduction efforts; the success of the Company’s efforts to explore strategic alternatives for certain non-core businesses; changes in costs or availability of raw materials, including energy; industry and economic factors related to the Company’s domestic and international business; the effects of tariffs, trade barriers, and disputes; growth in markets for products in which the Company competes; industry and customer acceptance of price increases; actions by competitors, including increased intensity of competition; the loss of any customers in certain product lines in which our sales are made to a relatively small number of customers; product liability claims or product recalls; the costs of compliance, or failure to comply, with laws and regulations applicable to our industries and markets; changing consumer preferences and changing technologies; currency exchange rate fluctuations; and failure to complete and integrate future acquisitions or dispositions. The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on our business, financial condition, and results of operations. This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. Except to the extent required by applicable laws, the Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied herein will not be realized. Additional information regarding these risks can be found in our most recent Annual Report on Form 10-K/A and subsequent reports that we file with the SEC.

- MORE -

Sensient Technologies Corporation Earnings Release – Quarter Ended December 31, 2019 February 14, 2020	Page 6
ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors, and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

- MORE -

Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 7
Consolidated Statements of Earnings	Three Months Ended December 31,			Twelve Months Ended December 31,

	2019	2018	% Change	2019	2018	% Change

Revenue	$318,585	$324,563	(1.8%)	$1,322,934	$1,386,815	(4.6%)

Cost of products sold	233,105	218,548	6.7%	908,061	920,686	(1.4%)
Selling and administrative expenses	99,946	60,763	64.5%	293,763	262,751	11.8%

Operating (loss) income	(14,466)	45,252	(132.0%)	121,110	203,378	(40.5%)
Interest expense	4,569	5,336		20,107	21,853

Earnings (loss) before income taxes	(19,035)	39,916		101,003	181,525
Income taxes (benefit)	(2,073)	7,066		18,956	24,165

Net (loss) earnings	$(16,962)	$32,850	(151.6%)	$82,047	$157,360	(47.9%)

Earnings (loss) per share of common stock:
Basic	$(0.40)	$0.78		$1.94	$3.71

Diluted	$(0.40)	$0.78		$1.94	$3.70

Average common shares outstanding:
Basic	42,272	42,224		42,263	42,404

Diluted	42,272	42,287		42,294	42,499

Reconciliation of Non-GAAP Amounts

The Company’s results for the three and twelve months ended December 31, 2019 and 2018, include adjusted operating income, adjusted net earnings, and adjusted diluted EPS, which exclude divestiture & other related costs as well as the impact of the 2017 Tax Legislation.

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Operating (loss) income (GAAP)	$(14,466)	$45,252	(132.0%)	$121,110	$203,378	(40.5%)
Divestiture & other related costs – Cost of products sold	10,567	-		10,567	-
Divestiture & other related costs – Selling and administrative expenses	35,313	-		35,313	-
Adjusted operating income	$31,414	$45,252	(30.6%)	$166,990	$203,378	(17.9%)

Net (loss) earnings (GAAP)	$(16,962)	$32,850	(151.6%)	$82,047	$157,360	(47.9%)
Divestiture & other related costs, before tax	45,880	-		45,880	-
Tax impact of divestiture & other related costs	(2,671)	-		(2,671)	-
Impact of the 2017 Tax Legislation	-	427		-	(6,634)
Adjusted net earnings	$26,247	$33,277	(21.1%)	$125,256	$150,726	(16.9%)

Diluted EPS (GAAP)	$(0.40)	$0.78	(151.3%)	$1.94	$3.70	(47.6%)
Divestiture & other related costs, net of tax	1.02	-		1.02	-
Impact of the 2017 Tax Legislation	-	0.01		-	(0.16)
Adjusted diluted EPS	$0.62	$0.79	(21.5%)	$2.96	$3.55	(16.6%)

Note: Earnings per share calculations may not foot due to rounding differences.

The following table summarizes the percentage change in the 2019 results compared to the 2018 results for the corresponding periods.

	Three Months Ended December 31,			Twelve Months Ended December 31,
Revenue	Total	Foreign Exchange Rates	Local Currency	Total	Foreign Exchange Rates	Local Currency
Flavors & Fragrances	(3.7%)	(0.4%)	(3.3%)	(6.2%)	(1.4%)	(4.8%)
Color	(1.6%)	(1.0%)	(0.6%)	(3.4%)	(2.7%)	(0.7%)
Asia Pacific	(1.6%)	2.1%	(3.7%)	(4.0%)	(0.4%)	(3.6%)
Total Revenue	(1.8%)	(0.4%)	(1.4%)	(4.6%)	(1.8%)	(2.8%)

Operating Income
Flavors & Fragrances	(36.4%)	0.0%	(36.4%)	(22.3%)	(0.5%)	(21.8%)
Color	(10.3%)	(1.5%)	(8.8%)	(10.7%)	(2.9%)	(7.8%)
Asia Pacific	(0.8%)	5.5%	(6.3%)	(7.1%)	2.9%	(10.0%)
Corporate & Other	1077.8%	(0.1%)	1077.9%	173.4%	(0.1%)	173.5%
Total Operating Income	(132.0%)	0.0%	(132.0%)	(40.5%)	(1.6%)	(38.9%)
Diluted EPS	(151.3%)	0.0%	(151.3%)	(47.6%)	(1.4%)	(46.2%)
Adjusted EBITDA	(23.3%)	(0.1%)	(23.2%)	(13.9%)	(1.3%)	(12.6%)

- MORE -

Sensient Technologies Corporation (In thousands, except percentages and per share amounts) (Unaudited)	Page 8
Reconciliation of Non-GAAP Amounts - Continued

The following table summarizes the reconciliation between Operating Income (GAAP) and Adjusted EBITDA for the three and twelve months ended December 31, 2019 and 2018.

	Three Months Ended December 31,			Twelve Months Ended December 31,

	2019	2018	% Change	2019	2018	% Change
Operating (loss) income (GAAP)	$(14,466)	$45,252	(132.0%)	$121,110	$203,378	(40.5%)
Depreciation and amortization	13,309	14,187		55,015	53,244
Share-based compensation expense (income)	77	(1,038)		(739)	503
Divestiture & other related costs, before tax	45,880	-		45,880	-
Adjusted EBITDA	$44,800	$58,401	(23.3%)	$221,266	$257,125	(13.9%)

We have included each of these non-GAAP measures in order to provide additional information regarding our underlying operating results and comparable period-over-period performance. Such information is supplemental to information presented in accordance with GAAP and is not intended to represent a presentation in accordance with GAAP. These non-GAAP measures should not be considered in isolation. Rather, they should be considered together with GAAP measures and the rest of the information included in this release and our SEC filings. Management internally reviews each of these non-GAAP measures to evaluate performance on a comparative period-to-period basis and to gain additional insight into underlying operating and performance trends, and we believe the information can be beneficial to investors for the same purposes. These non-GAAP measures may not be comparable to similarly titled measures used by other companies.

Results by Segment	Three Months Ended December 31,			Twelve Months Ended December 31,

Revenue	2019	2018	% Change	2019	2018	% Change

Flavors & Fragrances	$169,092	$175,531	(3.7%)	$700,356	$746,932	(6.2%)
Color	125,363	127,423	(1.6%)	535,159	554,004	(3.4%)
Asia Pacific	30,602	31,101	(1.6%)	118,248	123,164	(4.0%)
Intersegment elimination	(6,472)	(9,492)		(30,829)	(37,285)

Consolidated	$318,585	$324,563	(1.8%)	$1,322,934	$1,386,815	(4.6%)

Operating Income

Flavors & Fragrances	$14,186	$22,291	(36.4%)	$74,961	$96,433	(22.3%)
Color	19,678	21,936	(10.3%)	101,190	113,306	(10.7%)
Asia Pacific	5,557	5,600	(0.8%)	19,382	20,856	(7.1%)
Corporate & Other	(53,887)	(4,575)	1077.8%	(74,423)	(27,217)	173.4%

Consolidated	$(14,466)	$45,252	(132.0%)	$121,110	$203,378	(40.5%)

The Company’s reportable segments consist of the Flavors & Fragrances, Color, and Asia Pacific segments.  During the third quarter of 2018, the Company completed the acquisition of Mazza Innovation Limited (now known as Sensient Natural Extraction Inc.). This business was included in Corporate & Other in 2018.  Beginning in the first quarter of 2019, the results of operations of this business are now reported in the Color segment.  The results for 2018 have been restated to reflect this change.

Consolidated Condensed Balance Sheets	December 31, 2019	December 31, 2018

Cash and cash equivalents	$21,153	$31,901
Trade accounts receivable (net)	213,201	255,350
Inventories	422,517	490,757
Other current assets	131,342	44,857
Total Current Assets	788,213	822,865

Goodwill & intangible assets (net)	418,844	435,042
Property, plant, and equipment (net)	437,179	491,056
Other assets	95,915	75,977

Total Assets	$1,740,151	$1,824,940

Trade accounts payable	$94,653	$131,812
Short-term debt	20,612	20,046
Other current liabilities	86,110	62,842
Total Current Liabilities	201,375	214,700

Long-term debt	598,499	689,553
Accrued employee and retiree benefits	25,822	23,210
Other liabilities	32,866	37,530
Shareholders’ Equity	881,589	859,947

Total Liabilities and Shareholders’ Equity	$1,740,151	$1,824,940

- MORE -

Sensient Technologies Corporation (In thousands, except per share amounts) (Unaudited)	Page 9
Consolidated Statements of Cash Flows
Twelve Months Ended December 31,

	2019	2018
Cash flows from operating activities:
Net earnings	$82,047	$157,360
Adjustments to arrive at net cash provided by operating activities:
Depreciation and amortization	55,015	53,244
Share-based compensation (income) expense	(739)	503
Net (gain) loss on assets	(1,122)	63
Loss on divestitures	44,375	-
Deferred income taxes	(19,340)	9,844
Changes in operating assets and liabilities:
Trade accounts receivable	10,930	(96,638)
Inventories	25,238	(34,114)
Prepaid expenses and other assets	3,257	(12,544)
Accounts payable and other accrued expenses	(18,251)	7,457
Accrued salaries, wages and withholdings from employees	(3,039)	599
Income taxes	(1,836)	(7,335)
Other liabilities	647	5,081

Net cash provided by operating activities	177,182	83,520

Cash flows from investing activities:
Acquisition of property, plant and equipment	(39,100)	(50,740)
Cash receipts on sold receivables	-	91,142
Proceeds from sale of assets	2,242	2,615
Acquisition of new businesses	-	(31,100)
Other investing activity	(553)	2,916

Net cash (used in) provided by investing activities	(37,411)	14,833

Cash flows from financing activities:
Proceeds from additional borrowings	47,083	322,529
Debt payments	(134,449)	(284,332)
Purchase of treasury stock	-	(76,734)
Dividends paid	(62,190)	(57,410)
Other financing activity	(1,027)	(2,777)

Net cash used in financing activities	(150,583)	(98,724)

Effect of exchange rate changes on cash and cash equivalents	64	2,928

Net (decrease) increase in cash and cash equivalents	(10,748)	2,557
Cash and cash equivalents at beginning of period	31,901	29,344
Cash and cash equivalents at end of period	$21,153	$31,901

The Company adopted Accounting Standards Update (ASU) 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, in the first quarter of 2018 using monthly cash receipts as its unit of account. This ASU requires that certain cash receipts received on securitized accounts receivable, which were previously reported as cash flows from operating activities, are reported as cash flows from investing activities. In the second quarter of 2018, the Company updated its unit of account to daily cash receipts for the cash received related to the beneficial interest in the previously transferred receivables. As a result, the Company has included $91 million in net cash provided by investing activities for fiscal 2018.

Supplemental Information Twelve Months Ended December 31,	2019	2018

Dividends paid per share	$1.47	$1.35